Exhibit 10.2(a)

FIRST AMENDMENT TO INTERCONNECTION SALES AND CO-INVESTMENT AGREEMENT
This First Amendment to Interconnection Sales and Co-Investment Agreement (“First Amendment”) is entered into as of May 29, 2026 (“First Amendment Effective Date”), by and between NextEra Energy Resources Development, LLC (“NEER”) and XPLR Infrastructure Operating Partners, LP (“XPLR” and together with NEER, the “Parties,” and each a “Party”).

WHEREAS, the Parties entered into that certain Interconnection Sales and Co-Investment Agreement, dated as of February 10, 2026 (the “Agreement”);

WHEREAS, the Parties are currently in discussions regarding the Required Contribution Dates for a subset of the Designated Co-Investment Opportunities and, in connection therewith, desire to modify the Agreement to update certain Required Contribution Date terms, all subject to and as more fully set forth in this First Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, the Parties agree as follows:

1.    Amendment to Agreement. Section 3.3(b) of the Agreement is hereby amended and restated in its entirety with the following:

“(b) XPLR shall, and shall cause XPLR Members to, sell and transfer, pursuant to documentation reasonably satisfactory to NEER Member, the Project Interconnection Assets in respect of the applicable Project to the related Project JV (“XPLR Member’s Initial Contribution”) by (i) for the Carousel BESS and Mammoth Plains BESS projects, no later than ninety (90) calendar days from XPLR Member’s delivery of the Investment Option Exercise Notice for such projects, and (ii) for the Roswell BESS and Chaves BESS projects, no later than two hundred and eighteen (218) calendar days from XPLR Member’s delivery of the Investment Option Exercise Notice for such projects (each such date in clauses (i) and (ii), a “Required Contribution Date”), all in accordance with Section 3.4 below; provided that, the applicable Required Contribution Date, with respect to each applicable Project JV shall be automatically extended until such date that the required third-party consents are obtained, provided further that the applicable XPLR Member shall have initiated the process to obtain the third-party consents promptly, and in any event within five (5) Business Days of the Effective Date, and the applicable XPLR Member is using commercially reasonable efforts to obtain such consent during such
ACTIVE722944951v2

extension period, but in no event will extend beyond the Outside Contribution Date in respect of each Designated Co-Investment Opportunity; and”
2.    Representations Regarding This First Amendment. By their execution of this First Amendment, each Party represents and warrants that it is authorized to enter into this First Amendment, that this First Amendment does not conflict with any contract, lease, instrument or other obligation to which it is a party or by which it is bound, and that this First Amendment represents its valid and binding obligation, enforceable against such Party in accordance with its terms.
3.    Effectiveness of First Amendment; Entire Agreement. This First Amendment shall become effective as of the First Amendment Effective Date. Except as expressly set forth in this First Amendment, the terms and conditions set forth in the Agreement shall remain in full force and effect, and from and after the date of this First Amendment, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby. The Agreement, as amended by this First Amendment, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral. In the event of a conflict between the Agreement and this First Amendment, the terms of this First Amendment shall control.
4.    Severability. Whenever possible, each provision of the Agreement (as amended hereby) shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement (as amended hereby) or the application of any such provision to any Person (as defined in the Agreement) or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement (as amended hereby). Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of the Agreement (as amended hereby) a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
5.    Governing Law and Venue. This First Amendment will be governed by and construed in accordance with the domestic laws of the State of New York without reference to any choice of law principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law. Any legal action or proceeding with respect to or arising out of this Agreement shall be brought in or removed to the courts of the Federal District Court for the Southern District of New York or, if such court lacks or declines jurisdiction, the courts of the State of New York in the Borough of Manhattan, to the exclusion of all other courts.
ACTIVE722944951v2

6.    Counterparts. This First Amendment may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument.
7.    Authorization and Binding Obligations. Each Party represents to the other Party that the execution, delivery and performance of this First Amendment have been duly authorized, and this First Amendment has been duly executed and delivered by the signatory so authorized, and the obligations contained herein constitute the valid and binding obligations of such Party.

[SIGNATURE PAGE FOLLOWS]

ACTIVE722944951v2

Docusign Envelope ID: 7CAFE99E-8FA5-8101-81CA-C0D5297B01C2
IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the First Amendment Effective Date set forth above.

NEXTERA ENERGY RESOURCES		XPLR INFRASTRUCTURE
DEVELOPMENT, LLC		OPERATING PARTNERS, LP

DocuSigned by:
By	ANTHONY PEDRONI	By: XPLR Infrastructure Operating
	F5C968BD9C2148B...	Partners GP, LLC, its general partner
Name:	Anthony Pedroni
Title:	Vice President	By S. ALAN LIU
Name: S. Alan Liu
Title: President

[Signature Page to First Amendment to Interconnection Sales and Co-Investment Agreement]